Exhibit 32
AMERICAN FINANCIAL GROUP, INC.
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing with the Securities and Exchange Commission of the Annual Report of American Financial Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2019 (the “Report”), the undersigned officers of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 25, 2020	By:	/s/ Carl H. Lindner III
Date		Carl H. Lindner III
Co-Chief Executive Officer

February 25, 2020	By:	/s/ S. Craig Lindner
Date		S. Craig Lindner
Co-Chief Executive Officer

February 25, 2020	By:	/s/ Joseph E. (Jeff) Consolino
Date		Joseph E. (Jeff) Consolino
Executive Vice President and Chief Financial Officer

A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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